This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twenty-first day of March, 2001.



                       Great Hall Investment Funds, Inc.
                       ---------------------------------




  Witness:  /s/ Jennifer Lammers                By:  /s/ Dan Collins
            -----------------------------       -----------------------------
            Jennifer Lammers                    Dan Collins
            Compliance Officer                  Chief Financial Officer